Exhibit 99.1

OMNIQ ANNOUNCES A PURCHASE ORDER FROM THE ISRAEL TRAIN COMPANY TO DEPLOY ITS AI- BASED MACHINE VISION SYSTEM CREATING SMARTER AND SAFER STATIONS

SALT LAKE CITY, September 6Th, 2023 — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or the “Company”), a provider of Artificial Intelligence (AI)-based solutions, announces an initial purchase order from the Israel Train Company to deploy its AI based Machine Vision system creating smarter and safer stations.

In a strategic move, omniQ will initiate the project at three key train stations, setting the stage for a transformational shift in the way we approach passenger safety and comfort. This project leverages omniQ’s innovative AI-driven Machine Vision system, which integrates specialized cameras meticulously positioned across station platforms. Powered by proprietary AI software, developed using state-of-the-art deep learning techniques, this system excels in real-time analysis of captured imagery. This innovative system can potentially be installed in every platform in trains and subways stations worldwide creating a significant potential market for OMNIQ.

At the core of this technology is its ability to generate dynamic ‘heat maps,’ providing a clear visualization of passenger density along the platform. Beyond mere data, these heat maps offer actionable recommendations to station staff and incoming passengers, guiding them to areas with lower crowd density. This results in intelligent distribution of passengers that optimizes platform usage, mitigates cabin overcrowding, and enhances overall passenger comfort.

In addition, the AI-powered system also observes passenger behavior, swiftly identifying instances where passengers cross safety boundaries while awaiting train arrivals, playing a pivotal role in maintaining passenger safety and preventing potential accidents.

This multifaceted system promises to be a game-changer, elevating passenger experiences, fortifying safety measures, and redefining station management.

Shai Lustgarten, CEO of OMNIQ Corp stated “We are proud to announce this breakthrough project ordered by the Government owned Israel Train Company as part of a national effort to improve the services and safety using Artificial Intelligence. Our goal is to swiftly demonstrate the tangible benefits of our system, paving the way for expanded collaborations with the Israel Train Company and potential deployments in train and subway stations across the United States and around the world. The collaboration marks a significant step toward a smarter, safer, and more efficient future in railway transportation and we look forward to great success.”

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $67.1 billion by 2028, and the Ticketless Safe Parking market, forecast to grow to $33.5 billion by 2032 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact Info:

IR@omniq.com